SCHEDULE 14A
                                  (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement           [  ]Confidential, For Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FC BANC CORP.
                  ______________________________________________
                 (Name of Registrant as Specified in Its Charter)
    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]     No fee required
     [  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11
     (1)     Title of each class of securities to which transaction applies:
                                        N/A
                  _______________________________________________
     (2)     Aggregate number of securities to which transaction applies:
                                        N/A
                  _______________________________________________
     (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                        N/A
                  _______________________________________________
     (4)     Proposed maximum aggregate value of transaction:
                                        N/A
                  _______________________________________________
     (5)     Total fee paid:
                                        N/A
                  _______________________________________________
     [  ]    Fee paid previously with preliminary materials:
                                        N/A
                  _______________________________________________
     [  ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)     Amount previously paid:
                                        N/A
                  _____________________________________________
     (2)     Form, Schedule or Registration Statement no.:
                                        N/A
                  _____________________________________________
     (3)     Filing party:
                                        N/A
                  _____________________________________________
     (4)     Date filed:
                                        N/A
                  _____________________________________________

FC BANC CORP. (letterhead)


                                         February 27, 1998










Dear Fellow Shareholders:

     On behalf of the Board of Directors and management of FC Banc Corp., we cordially invite you to attend the 1998 Annual Meeting of Shareholders. The meeting will be held at 1:30 p.m., Wednesday, March 25, 1998 at the Youth Building, Crawford County Fairgrounds, Whetstone Street, Bucyrus, Ohio. Please note that the meeting will be preceded by a buffet luncheon and entertainment commencing at noon. The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement.

     We encourage you to attend the meeting in person. Regardless of whether you attend, we hope you read the Proxy Statement and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned a proxy.

     Thank you for your attention to this important matter.


                                         Sincerely,

                                         /s/ Robert D. Hord

                                         Robert D. Hord
                                         Chairman of the Board


                                         /s/ G. W. Holden

                                         G. W. Holden
                                         President and Chief Executive Officer

                                   FC Banc Corp.
                          Farmers Citizens Bank Building
                                   P.O. Box 567
                               Bucyrus, Ohio 44820
                            Telephone: (419) 562-7040

                     ________________________________________

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     ________________________________________

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of FC Banc Corp., an Ohio corporation (the "Company"), will be held at the Youth Building, Crawford County Fairgrounds, Whetstone Street, Bucyrus, Ohio on the 25th day of March 1998 at 1:30 p.m., local time for the following purposes:

     (1) To elect three (3) directors to the Board of Directors, to serve for terms of three (3) years and until their successors are elected and qualified;

     (2) To ratify the appointment of Robb, Dixon, Francis, Davis, Oneson & Company as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     (3) To act on such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Shareholders of record at the close of business on February 25, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The stock transfer books will not be closed.

     The Proxy Statement, form of Proxy and annual report to shareholders are being mailed with this Notice of Annual Meeting of Shareholders.
                                         By Order of the Board of Directors

                                         /s/ Robert D. Hord

                                         Robert D. Hord
                                         Chairman of the Board

                                         /s/ G.W. Holden

                                         G.W. Holden
                                         President and Chief Executive Officer
Bucyrus, Ohio
February 27, 1998
                                   IMPORTANT
                                   _________

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE BY DELIVERY TO THE COMPANY AT THE FARMERS CITIZENS BANK BUILDING, P.O. BOX 567, BUCYRUS, OHIO 44820, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTING IN PERSON. PROXIES MAY ALSO BE REVOKED BY EXECUTION OF A LATER DATED PROXY.

                         THANK YOU FOR ACTING PROMPTLY

                                  FC Banc Corp.
                         Farmers Citizens Bank Building
                                  P.O. Box 567
                               Bucyrus, Ohio 44820
                             Telephone: (419) 562-7040

                         ______________________________
                                 PROXY STATEMENT
                         ______________________________

     The accompanying Proxy is solicited by the Board of Directors of FC Banc Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on March 25, 1998 at the Youth Building, Crawford County Fairgrounds, Whetstone Street, Bucyrus, Ohio at 1:30 p.m. local time, or at any adjournment or postponement thereof (the "Meeting"). Any references herein to the "Bank" mean The Farmers Citizens Bank, a wholly owned subsidiary of the Company.
When the Proxy is properly executed and returned to the Company, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of election of the nominees identified herein, in favor of ratification of appointment of the Company's independent auditors and in the best judgment of the proxyholders on any other matters that may properly come before the Meeting.

     Without affecting any vote previously taken, a person appointing a proxy may revoke the appointment by delivering a later appointment of a proxy to the Secretary of the Company at the Company's principal office, or by giving notice of revocation to the Company in writing or at the Meeting, including revocation by voting at the Meeting.

     Shareholders of record at the close of business on February 25, 1998 will be entitled to notice of and to vote at the Meeting. A majority of the voting power of the Company, when represented at the Meeting in person or by proxy, constitutes a quorum. The shares represented by any Proxy directing abstention on any proposal will not be voted on such proposal, but will be included in calculating the number of shares present at the Meeting. For the election of directors, a plurality of the votes cast is sufficient to elect directors. Abstentions and broker non-votes have no effect on the election of directors.

     The Company's outstanding stock consists solely of common stock, without par value (the "Common Stock"), of which 321,188 shares were issued and outstanding at the close of business on February 2, 1998. As of February 2, 1998, no person owns of record or is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Each outstanding share of Common Stock is entitled to one vote. Shareholders of the Company are not entitled to cumulate their votes in the election or removal of directors or otherwise.

     This Proxy Statement, together with the Notice of Annual Meeting of Shareholders, Proxy, and Annual Report of the Company for the fiscal year ended December 31, 1997 (the "Annual Report"), are first being mailed to shareholders on or about February 27, 1998. Such Annual Report is not to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                               ELECTION OF DIRECTORS
GENERAL

     The Amended and Restated Articles of Incorporation of the Company designate three classes of directors, with each class serving a term of three years. The three nominees standing for election at this Meeting are: MESSRS. TERRY L. GERNERT, G.W. HOLDEN AND JOHN O. SPRENG, JR.

     Unless authority to vote is withheld, the proxyholders will vote the Proxy received by them FOR the identified nominees to serve for the term indicated and until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unable to serve as a director, should that occur the Proxies will be voted by the proxyholders for such other person or persons as may be designated by the Board of Directors.

                          INFORMATION REGARDING NOMINEES
                             AND CONTINUING DIRECTORS

     The following table sets forth, as of February 2, 1998, the amount and percentage of the Company's Common Stock beneficially owned by each director and nominee and by all directors and executive officers as a group:

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION
                         OF THE NOMINEES LISTED BELOW

                                                                        Amount & Nature
Director's Name and                                        Expiration    of Beneficial     % of Share
Principal Occupation                 Age   Director Since    of Term     Ownership<F1>     Ownership<F1>
____________________                 ___   ______________    _______     _____________     _____________
                                            NOMINEES
Terry L. Gernert (Secretary and       45    1984              2001        10,926 <F2><F3>     3.37%
Treasurer)
Attorney At Law & Partner
Kennedy, Purdy, Hoeffel & Gernert

G.W. Holden                           51    1996              2001         4,825 <F4>         1.49%
(President and Chief Executive
Officer)

John O. Spreng, Jr.                   49    1997              2001           512             <F5>
Vice President of Longacre
Farms, Inc.
                                            CONTINUING DIRECTORS
David G. Dostal                       50    1994              2000           854 <F2>        <F5>
President of The Auck Dostal
Agency, Inc. and Vice President of
ADM Benefit Plans, Inc.

Jerry A. Harrer                       56    1979              1999         2,730 <F2><F6>    <F5>
Owner, Spring Creek Farms

Robert D. Hord                        52    1979              2000         1,840 <F2>        <F5>
(Chairman of the Board)
President of Hord Livestock, Inc.

Charles W. Kimerline                  60    1992              1999         1,256 <F2>        <F5>
President of Bucyrus Road Materials,
Inc., Vice President of Geiger-
Kimerline Farms, Inc. and Secretary
and Treasurer of BuE Comp, Inc.

James B. Pigman                       50    1996              1999           330 <F2>        <F5>
Managing Partner
Pigman, Walter & Assoc. PLL CPAs

Joan C. Stemen                        64    1986              2000         9,332 <F2><F7>      2.88%
Retired, Former Vice President and
Cashier of The Farmers Citizens Bank

All directors & executive officers     -      -                -          32,605 <F8>         10.06%
of the Company as a group
(11 persons)
_________________________________

[FN]
<F1>   Except as indicated, all shares are owned directly or indirectly by the named individuals or by their spouses and minor children, over which shares the named individuals effectively exercise voting and investment power. Percentages are based on 321,188 shares of Common Stock issued and outstanding, plus the number of shares acquirable upon exercise of options vesting April 23, 1998.
<F2>   Includes 180 shares the director has the right to acquire by exercise of options granted under the Company's 1997 Stock Option and Incentive Plan. Under the 1997 Stock Option and Incentive Plan, options to acquire 900 shares of Company common stock were granted effective April 23, 1997 to each director of the Company who was not also an officer or employee of the Company or the Bank. The options vest and become exercisable in equal annual installments over a period of five years. The options have a term of ten years. Mr. Gernert, Secretary and Treasurer of the Company, received an identical grant exercisable on identical terms and conditions as the grant made to directors who are not officers or employees.
<F3)   Includes 1,349 shares held in his custodial individual retirement
       account.Also includes 1,131 shares held in his wife's custodial individual retirement account and 466 shares held directly by his wife, as to which shares Mr. Gernert disclaims beneficial ownership.
<F4)   Includes 1,625 shares Mr. Holden has the right to acquire pursuant to options granted to him under the 1997 Stock Option and Incentive Plan and under the terms of Mr. Holden's employment agreement. Pursuant to the terms of his employment agreement, effective April 23, 1997 Mr. Holden was granted options to acquire 8,125 shares of Company common stock, which options vest and become exercisable in equal annual installments over a period of five years, the first installment becoming exercisable on April 23, 1998.
<F5>   Less than 1%.
<F6)   Includes 1,076 shares held by his wife, as to which such shares
       Mr. Harrer disclaims beneficial ownership.
<F7>   Includes 5,896 shares held by Mrs. Joan C. Stemen's spouse, as to which shares Mrs. Stemen disclaims beneficial ownership.
<F8>   Includes shares acquirable within sixty days upon exercise of options.

DAVID G. DOSTAL

     David G. Dostal has served on the Board of Directors of the Bank and the Company since January, 1994. Mr. Dostal serves as President of The Auck Dostal Agency, Inc., an independent insurance agency. He has held this position since 1989. Mr. Dostal is also Vice President of ADM Benefit Plans, Inc.

TERRY L. GERNERT

     Terry L. Gernert has served as a director of the Bank since 1984 and of the Company since 1994. Mr. Gernert is a partner in the law firm of Kennedy, Purdy, Hoeffel & Gernert, a position he has held since 1980. Mr. Gernert also acts as Secretary and Treasurer of the Company. Mr. Gernert's status as Secretary and Treasurer is an officer position in name only. He does not receive any additional compensation therefor, except that he does receive greater fees for his service as director in recognition of his responsibilities for the conduct of directors' proceedings. See "Directors' Fees."

JERRY A. HARRER

     Jerry A. Harrer has served as a director of the Bank since 1979 and of the Company since 1994. Mr. Harrer owns and operates Spring Creek Farms, a grain and beef operation in Crawford County. Mr. Harrer is also Vice President and director of Gateway Tank, Inc., a builder of water and sewage towers and tanks.

G.W. HOLDEN

     G.W. (Bill) Holden was named President and Chief Executive Officer of the Company and the Bank in early December, 1996, and his service as President and Chief Executive Officer commenced March 1, 1997. Prior to joining the Company and the Bank, Mr. Holden was Principal of Holden & Associates, a financial services consulting firm in Atlanta, Georgia. Prior to forming Holden & Associates in 1994, he was President and Chief Executive Officer of Vinings Bank & Trust in Atlanta, a $35 million asset institution at the time of its sale. Mr. Holden has previously held executive positions at Commercial Bank of the South, Columbia, South Carolina. Mr. Holden holds a B.A. in Political Science from Dickinson College, Carlisle, Pennsylvania and a Masters in Business Administration from Emory University, Atlanta, Georgia.

ROBERT D. HORD

     Robert D. Hord has served as a director of the Bank since 1979 and of the Company since 1994. Mr. Hord is the President of Hord Livestock, Inc., a position he has held since 1979. Hord Livestock Company, Inc. is a grain and hog operation in Crawford County.

CHARLES W. KIMERLINE

     Charles W. Kimerline was appointed to fill a vacancy on the Board of Directors of the Bank in 1992 and has served as a director of the Company since 1994. Mr. Kimerline is the President of Bucyrus Road Materials, Inc., Vice President of Geiger-Kimerline Farms, Inc., and Secretary and Treasurer of BuE Comp, Inc.

JAMES B. PIGMAN

     James B. Pigman has served as a director of the Company since 1996. A certified financial planner and certified public accountant, Mr. Pigman is the managing partner in the accounting firm of Pigman, Walter and Associates, PLL in Bucyrus, Ohio. He is a member of the Ohio Society of CPAs, CPA Network and International Association of Financial Planners and also serves on the Ohio Society of CPAs' Ethics Committee.

JOHN O. SPRENG, JR.

     John O. Spreng, Jr. was appointed in July 1997 to fill a vacancy on the Board of Directors of the Company and the Bank. John O. Spreng, Jr. is Vice President of Longacre Farms, Inc., a grain and dairy operation in Crawford County.

JOAN C. STEMEN

     Joan C. Stemen has served as a director of the Bank since 1986 and of the Company since 1994. Mrs. Stemen served as Vice President & Cashier of the Bank until her retirement in 1989.

DIRECTOR'S FEES

      Annual fees of $800 were paid to the Company's directors during 1997. All of the directors and executive officers of the Company are also directors and officers of the Bank. Directors of the Bank each received $7,200 during 1997 for meetings of the Board of Directors and its committees, except that the Chairman of the Board received fees of $9,200, and Terry L. Gernert, as Secretary, received $11,200. The Company's President and Chief Executive Officer has not received and will not be entitled to receive directors' fees for his service as a director.

     In addition, effective April 23, 1997 each director of the Company who was not also an officer or employee received a grant of options to acquire 900 shares of Company common stock within ten years after the date of grant. The options vest and become exercisable in equal annual installments over a period of five years, the first twenty percent becoming exercisable in 1998. The exercise price of the stock options is $44, subject to adjustment based on certain events, as set forth in the 1997 Stock Option and Incentive Plan. Any director who is subsequently elected or appointed during the term of the 1997 Stock Option and Incentive Plan will likewise receive a grant of options to acquire 900 shares of Company stock (or such greater or lesser number as may be provided under the terms of the 1997 Stock Option and Incentive Plan in the event of certain changes in the Company's capitalization) on similar terms, provided that director is not also an officer or employee of the Company or the Bank.

     An identical grant of stock options was made to Terry L. Gernert as well. Mr. Gernert's status as Secretary and Treasurer of the Company is an officer position in name only. In 1997 he performed no substantial service in his capacity as Treasurer (and received no compensation therefor), and his service as Secretary principally involved responsibility for maintaining corporate and Board minutes of proceedings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through meetings of the Board. The Company's Board of Directors held twelve (12) regular meetings during fiscal year 1997. Except for the Compensation/Benefits Committee, the Company has no Board committees. The Board of Directors of the Bank also held twelve (12) regular meetings in 1997. The Board held one special meeting during 1997.

     The Audit Committee met six (6) times during the last fiscal year to review the previous fiscal year, the scope of the audit and any additional items of importance such as internal accounting procedures and controls. Members of the Audit Committee were Joan C. Stemen, who serves as Chairperson of the Audit Committee, and John O. Spreng, Jr.

     The Compensation/Benefits Committee met once in the last fiscal year. This committee recommends the basic wage and salary administration of the Bank and reviews compensation arrangements and benefits for all officers of the Bank. Committee members were David G. Dostal, Chairman of the Compensation/Benefits Committee, Charles W. Kimerline, G.W. Holden and James
B. Pigman.

     The New Director Committee, which met twice in 1997, recommends to the full Board of Directors persons for nomination to serve as director. Charles
W. Kimerline is Chairman of the New Director Committee. Messrs. Gernert, Harrer and Holden also serve on the New Director Committee. The Board of Directors of the Company selects nominees for election as directors of the Company. Any shareholder who desires to recommend an individual for nomination to the Company's Board of Directors must provide a written statement setting forth the candidate's name, qualifications and background to the Board of Directors not less than 60 days prior to the annual meeting (or a special meeting) of the Company at which an election for directors is to occur. Article EIGHTH of the Company's Amended and Restated Articles of Incorporation provides that, in order to serve as a director of the Company, an individual must be qualified also as a director of the Bank.

     While he or she was serving as a director, each director attended more than seventy five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the board on which he or she served in 1997.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

     The Company does not pay any compensation to its officers or employees. Compensation is paid by the Bank only. For the President and Chief Executive Officer of the Bank, and for any of the Bank's most highly compensated executive officers who was serving as an executive officer of the Bank at the end of fiscal year 1997 and whose total compensation (including salary and bonus) exceeded $100,000, the following table sets forth information regarding all forms of compensation paid or payable by the Bank for services in all capacities for the years indicated (see "Management Changes in 1996" below):

                          SUMMARY COMPENSATION TABLE

  Long-Term Compensation
                                 Annual Compensation
Awards       Payouts

                                                                           Securities
    Name and                                    ($)      Other Annual      Underlying                          All Other
Principal Position        Year    Salary ($)   Bonus    Compensation ($)   Options (#)   LTIP Payouts ($)   Compensation ($)
__________________        ____    __________   _____    ________________   ___________   ________________   ________________
G.W. Holden,              1997     $87,098     $4,500          - <F2>         8,125              -            $5,194 <F3><F4>
President and Chief       1996       N/A          -            -                -                -                -
Executive Officer <F1>    1995       N/A          -            -                -                -                -

John O'Shea,              1997     $16,334        -            -                -                -                -
Interim President and     1996     $ 4,970<F5>    -            -                -                -                -
Chief Executive Officer   1995       N/A          -            -                -                -                -
until March 1, 1997<F1>
_______________________

[FN]
<F1>   Mr. Holden's service as President and Chief Executive Officer commenced on March 1, 1997. Prior to commencement of service by Mr. Holden, Mr. John O'Shea provided executive services to the Company and the Bank on an as-needed basis. See "Management Changes in 1996."
<F2>   Perquisites and other personal benefits did not exceed the lesser of
       $50,000 or 10% of total salary and bonus.
<F3>   The Bank has a split-dollar life insurance policy on the life of the
       President and Chief Executive Officer. Under the terms of the policy, the Bank is responsible for all of the premium costs but obtains a security interest in the insurance proceeds in order to ensure that the Bank is reimbursed for the cost of the premiums at the time proceeds become payable or when the policy is cancelled. Allocation of the proceeds of the split-dollar policy is as follows: the Bank is first re-imbursed for its premium cost; the executive then receives an amount that is calculated by reference to the executive's final compensation; and the Bank receives the remainder of the proceeds, if any. Because coverage under an existing policy on the life of the previous Chief Executive Officer was transferred to a policy covering the life of Mr. Holden (and the Bank was credited for the lump sum premium previously paid for the former executive's policy), the split-dollar life insurance policy obtained by the Bank on the life of Mr. Holden represented no additional cost to the Bank. The Bank did not obtain a split-dollar policy on the life of Mr. O'Shea.
<F4>   Bank contributions in 1997 to defined contribution plans on behalf of Mr.
       Holden consisted of a $2,346 matching contribution and a $2,613 discretionary contribution under the 401(k) retirement plan. Mr. O'Shea was not a participant in the defined contribution plans.
<F5>   Mr. O'Shea entered into a contract dated December 9, 1996 whereby Mr.
       O'Shea provided executive services to the Company and the Bank on an as-needed basis, for up to 250 hours, with compensation at an hourly rate of $75 per hour. The contract provided by its terms that it would terminate no later than March 31, 1997. The amount shown was earned in 1996 and paid in 1997. The amounts shown in the table as compensation paid to Mr. O'Shea do not reflect fees paid to his firm, Banking $olutions, for consulting services in any of the years presented in the table. Such consulting fees were negotiated at arm's length and, in the Company's and the Bank's opinion, were consistent in amount and in their terms with prevailing industry standards. The Bank paid to Banking $olutions consulting fees of approximately $22,371 in 1997, $18,283 in 1996 and none in 1995.

1997 STOCK OPTION AND INCENTIVE PLAN

     The following table provides information concerning grants of stock options in 1997 under the Company's 1997 Stock Option and Incentive Plan to the executive officers named in the summary compensation table.

                  Number of            Percent of Total
                  Securities            Options Granted
                  Underlying            to Employees in    Exercise or Base     Expiration
Name           Options Granted (#)        Fiscal Year        Price ($/Sh)          Date
____           ___________________        ___________        ____________          ____
G.W. Holden         8,125                     100%                $44          April 23, 2007
John O'Shea             0                       0                 N/A               N/A

     The 1997 Stock Option and Incentive Plan was adopted in 1997. The options shown in the preceding table were granted effective April 23, 1997, becoming exercisable in five equal annual installments, beginning in 1998. No options granted under the 1997 Stock Option and Incentive Plan are exercisable as of the date hereof.

     The following table shows the number of shares of Common Stock acquirable upon exercise of options by the individuals named in the Summary Compensation Table above. The table also indicates the extent to which such options were exercisable at December 31, 1997, as well as the approximate value of such options based on the fair market value of the Common Stock at December 31, 1997.

                                                         Securities Underlying           Value of Unexercised In-The-
                                                      Unexercised Options at Fiscal      Money Options at Fiscal Year
                                                               Year End (#)                    End ($) <F1>

           Shares Acquired on
Name           Exercise (#)     Value Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
____           ____________     __________________     ___________     _____________     ___________     _____________
G.W. Holden         0                  0                    0             8,125                0             $0
John O'Shea         0                  0                    0                 0                0              0

[FN]
<F1>   In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 1997, less the exercise price, multiplied by the number of shares acquirable upon exercise of the options. The Common Stock is quoted on the NASD's OTC Bulletin Board. However, the shares of Common Stock are not actively traded. Therefore, very limited price data are available. Solely for purposes of the preceding table and for no other purpose, the Company has estimated the per share fair market value of the Common Stock at December 31, 1997 as $44. This figure is based upon prices paid for known sales occurring at or about this time. Shareholders are cautioned that the foregoing figure is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of Common Stock may be acquired, nor should such estimate be taken to represent management or the Board of Directors' estimate of the intrinsic value of the shares of Common Stock.

MANAGEMENT CHANGES IN 1996

     Mr. Robert L. Morton retired as President and Chief Executive Officer on May 14, 1996. Mr. Phillip W. Gerber thereafter served as Interim President and Chief Executive Officer until his resignation on or about December 6, 1996. On November 15, 1996, the Bank and the Company entered into an employment agreement with Mr. G.W. Holden whereby Mr. Holden serves as the Company's and the Bank's President and Chief Executive Officer. Mr. Holden's service as President and Chief Executive Officer commenced March 1, 1997.

     Following resignation of Mr. Gerber as Interim President and Chief Executive Officer, Mr. John O'Shea performed executive services on behalf of the Company and the Bank on an interim, as-needed basis. Mr. O'Shea is the owner of a Marion, Ohio consulting firm, Banking $olutions. Prior to forming Banking $olutions in 1995, Mr. O'Shea had served as President and Chief Executive Officer of a bank in Marion, Ohio, retiring in 1995 after a thirty-year banking career that also included service as President and Chief

Executive Officer of banks in Coshocton, Portsmouth and Milford, Ohio. Mr. O'Shea's service was temporary only, providing various executive services to the Company and the Bank until Mr. Holden's service as President and Chief Executive Officer formally commenced. Mr. O'Shea's services included monitoring and supervision of the Bank's day-to-day operations, supervising Bank investment activities, participating in lending decisions, supervising preparation of the Bank's annual financial statements and preparation of financial disclosures for the Company's 1996 Annual Report and attending meetings of the Board of Directors of the Company and the Bank. From time to time the Bank has engaged Mr. O'Shea to provide consulting services to the Bank, and the Bank may continue to do so hereafter on the same terms and circumstances under which the Bank, like other financial institutions, generally seeks the assistance of outside consultants on various matters within their expertise. Banking $olutions currently performs loan review services for the Bank on a quarterly basis pursuant to a consulting contract.

     The Company and the Bank entered into an employment agreement dated November 15, 1996 with Mr. Holden (the "Employment Agreement"). The Employment Agreement provides for a base salary of $90,000 during its term, together with an annual bonus based upon satisfaction of performance goals and the grant of options pursuant to the Company's 1997 Stock Option and Incentive Plan. The Employment Agreement also provided financial assistance for Mr. Holden's relocation to the Bucyrus, Ohio area and hourly compensation for his service to the Bank prior to formal commencement of the Employment Agreement's term. Under the employment agreement, Mr. Holden is entitled to an annual bonus calculated by reference to the Bank's performance goals for the year, as follows: a bonus of $4,500 if the Bank achieves 100% of its performance goals for the year; $9,000 if the Bank achieves 110% of its performance goals; $13,500 if the Bank achieves 120% and $18,000 if the Bank achieves 130% of its performance goals. For this purpose, "performance goals" means goals for net income after taxes and satisfaction of certain other criteria, including favorable results of periodic bank examinations by regulatory authorities. Pursuant to the terms of his employment agreement, effective April 23, 1997 Mr. Holden was granted a ten-year incentive stock option to acquire 8,125 shares of Company common stock, which option vests and becomes exercisable in equal annual installments over a period of five years.

     With an original term of two years commencing no later than March 31, 1997, the Employment Agreement automatically renews for successive one-year periods, unless sooner terminated, beginning on the second anniversary of commencement of the Employment Agreement's original term. In early 1998, the Employment Agreement was renewed and extended by Board action, effective March 31, 1998. The effect of the renewal and extension is that the Employment Agreement has a new two-year term.

     Except in the case of termination for cause, the Employment Agreement provides that Mr. Holden would be entitled to a lump sum payment in the amount of $100,000 in the event his employment is terminated during the term of the Employment Agreement (and, in the event of termination with or without cause, his rights and interests in and to any split-dollar life insurance obtained by the Company or the Bank would terminate). A material reduction in his salary or benefits, transfer to a location outside Crawford County or significant change in his status or responsibilities could be treated by Mr. Holden under the Employment Agreement as a termination without cause.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IDENTIFIED HEREIN

                        RATIFICATION OF INDEPENDENT AUDITOR

     The Company's independent auditor for the fiscal year ended December 31, 1997 was Robb, Dixon, Francis, Davis, Oneson & Company. The Board of Directors has selected Robb, Dixon, Francis, Davis, Oneson & Company to be its independent auditor for the fiscal year ending December 31, 1998. This appointment is being presented to the shareholders for ratification.

     One or more members of the firm of Robb, Dixon, Francis, Davis, Oneson & Company are expected to be present at the Meeting. The representative(s) of the independent auditor will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ROBB, DIXON, FRANCIS, DAVIS, ONESON & COMPANY AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

               CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Director Gernert is a partner of the law firm of Kennedy, Purdy, Hoeffel & Gernert, which performs legal services for the Company and the Bank. During 1997, Kennedy, Purdy, Hoeffel & Gernert was paid $56,574 for legal services rendered to the Company and the Bank. The Bank has also extended credit to Mr. Gernert in his individual capacity in the ordinary course of business.
Mr. Hord is President of Hord Livestock Company, Inc., to which the Bank has extended credit in the ordinary course of business. Mr. Kimerline is President of Bucyrus Road Materials, Inc. and Secretary and Treasurer of BuE Comp, Inc., each of which is also indebted to the Bank for credit extended in the ordinary course of business.

     During 1997, certain directors and executive officers of the Company and the Bank, and associates of such persons, were customers of and had banking transactions with the Bank in the ordinary course of business. Directors Dostal, Gernert, Harrer, Hord, Kimerline, Pigman and Spreng or their associates and affiliated entities were borrowers of the Bank in 1997 and continue to be in 1998. Director John O. Spreng, Jr. is Vice President of Longacre Farms, Inc., which is indebted to the Bank for credit extended in the ordinary course of business. The Company expects that these relationships and transactions will continue in the future.

     All loans and commitments to loans included in such transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by the Company or the Bank. Except as disclosed herein, the existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

     Director Jerry A. Harrer is the owner of Spring Creek Farms and Vice President, director and part owner of Gateway Tank, Inc., businesses to which the Bank has also extended credit in the ordinary course of business.
Included in the Bank's extensions of credit to Gateway Tank, Inc. is a line of credit in the amount of $550,000. The line of credit is secured by a security interest in equipment. During examination of Gateway Tank, Inc.'s June 30, 1997 fiscal year-end financial statements, the Bank discovered that the June 30, 1996 fiscal year-end financial statements had been restated. As a result of the restatement, Gateway Tank, Inc. showed a substantial negative net worth. To the best of the Bank's knowledge, Gateway Tank, Inc. continues to have substantial negative net worth as of the date hereof. Mr. Harrer and his spouse and Gateway Tank, Inc. also have obtained other borrowings from the Bank. Mr. Harrer and his spouse have a term loan from the Bank with an outstanding balance in December 1997 of approximately $184,000 and a $150,000 line of credit with an outstanding balance in December 1997 of $150,000. The term loan and line of credit of Mr. Harrer and his spouse are secured by farm property.

     Upon ascertaining that Gateway Tank, Inc.'s fiscal year-end 1996 financial statements had been restated and that, as a result, Gateway Tank, Inc. had substantial negative net worth, the Bank (i) caused Gateway Tank, Inc. to reduce the outstanding balance of the $550,000 line of credit to $250,000 and (ii) converted the line of credit to a term loan, repayable monthly over a five-year period beginning December 28, 1997. Mr. Harrer and his spouse have been advised by the Bank that they are expected to reduce their $150,000 line of credit (part of which was used in 1997 to make a partial payment on the Gateway Tank, Inc. loan) to a zero balance in 1998.

     Given the number and aggregate amount of loans outstanding to Gateway Tank, Inc. and to Mr. Harrer and his spouse and the financial circumstances of Gateway Tank, Inc., the Bank is monitoring these matters very closely. The Bank has reclassified these loans, including the line of credit to Gateway Tank, Inc. (which has been converted to a term loan), to "doubtful." The amount of the collateral deficiency for the Gateway Tank, Inc. line of credit (term loan) is currently estimated to be approximately $150,000 if the Bank is forced to foreclose on the loan. The remaining balance on an equipment loan ($29,366 outstanding balance as of December 1997) to Gateway Tank, Inc. is also classified as "doubtful."

                               SHAREHOLDER PROPOSALS

     Shareholders' proposals intended for inclusion in the Proxy material solicited by the Company for the 1999 Annual Meeting of Shareholders must be received at the Company's executive offices not later than November 10, 1998. The Company will not be required to include in its Proxy Statement or form of Proxy a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Company stock and other equity securities of the Company. Based solely on review of the copies of such reports furnished to the Company and written representations to the Company, to the Company's knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1997.

                                     GENERAL

     The Proxy is solicited by management and confers discretionary authority to vote on other matters that may properly come before the meeting or any adjournments thereof. The Board of Directors does not know of any matter to be brought before the Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders and matters incident thereto. The persons named in the Proxy will vote all properly executed Proxies. If a shareholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specifications. If no choice is specified, the Proxy will be voted FOR election of the nominees identified herein and FOR ratification of the Company's independent auditor. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly brought before the Meeting, such persons will vote thereon in accordance with their best judgement. According to the Company's Code of Regulations, the presence at the Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum.

     The entire cost of soliciting Proxies of the Meeting will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company or the Bank personally, by mail, or by telephone or telegraph, and the Company may reimburse brokers, custodian banks, nominees, and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals.




Bucyrus, Ohio
February 27, 1998

                                    APPENDIX A

                                      PROXY
                                   FC Banc Corp.
                                   Bucyrus, Ohio

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         THE ANNUAL MEETING OF SHAREHOLDERS
                                   March 25, 1998

     The undersigned shareholder of FC Banc Corp. (the "Company") hereby constitutes and appoints Joan C. Stemen and James B. Pigman, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on March 25, 1998, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote (as specified below) upon all matters referred to herein and in their discretion upon any other matter that may properly come before the Annual Meeting:

(1) To elect the three (3) nominees identified below as directors to the Board of Directors for terms of three (3) years and until their successors are elected and qualified.

                   _____ FOR           _____ WITHHOLD VOTE FOR ALL NOMINEES

     INSTRUCTION: To withhold your vote for any individual nominee, strike a line through the nominee's name.

     Terry L. Gernert          G.W. Holden          John O. Spreng, Jr.

(2) To ratify the appointment of Robb, Dixon, Francis, Davis, Oneson & Company as independent auditor of the Company for the fiscal year ending
     December 31, 1998.

                   _____ FOR           _____ AGAINST          _____  ABSTAIN

(3) To act on such matters as may properly come before that Annual Meeting and any adjournments or postponements thereof.

A VOTE FOR ELECTION OF THE NOMINEES IDENTIFIED ABOVE AND IN FAVOR OF PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS

  The Annual Meeting will be preceded by a buffet luncheon and entertainment, commencing at noon. Please indicate below whether you expect to attend.

         _____ I will attend the Annual Meeting, with __________ guest(s)

         _____ I do not expect to attend the Annual Meeting





                (Continued, and to be signed, on the reverse side)

                          (Continued from reverse side)

     The shares represented by this Proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted "FOR" election of the nominees identified above, "FOR" Proposal 2 and in the best judgment of the proxies on such other matters as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report.



                                           _____________________________________
Dated:_______________________, 1998        Signature


                                           _____________________________________
                                           Signature
                                           Please sign exactly as your name
                                           appears above on this card. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give your full title. If
                                           shares are held jointly, each
                                           holder Should sign.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE POSTAGE-PAID, SELF-ADDRESSED ENVELOPE PROVIDED.